                                                                      EXHIBIT 99

LOGO                                                            JANUARY 10, 1997
                                     PROXY

                          FIRST NATIONAL BANCORP, INC.
                               1625 TENTH STREET
                            MONROE, WISCONSIN 53566

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 10, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard W. Rote and Gary L. Culp, and each of them, as "Proxies," each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of First National Bancorp, Inc. held of record by the undersigned on January 10, 1997 at the Special Meeting of shareholders of First National Bancorp, Inc. to be held on February 10, 1997 and at all adjournments thereof.

The Board of Directors Recommend a Vote "FOR" the following Proposals:

(1) To approve and adopt the Agreement and Plan of Merger, dated as of October 30, 1996 (the "Merger Agreement"), among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), FNB Acquisition, Inc., a Wisconsin corporation ("Newco") and a wholly-owned subsidiary of AMCORE, and First National Bancorp, Inc. ("FNB") and the transactions contemplated thereby, pursuant to which, among other things, (i) Newco will merge with and into FNB, with FNB being the surviving corporation in the merger, and (ii) each outstanding share of Common Stock, par value $1.00 per share, of FNB (other than shares of Common Stock held by FNB as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) and shares of Common Stock held by AMCORE, Newco, or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of Common Stock held by stockholders of FNB who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive 7.54 shares of Common Stock, par value $.33 per share, of AMCORE, subject to certain adjustments, all as more fully described in the accompanying Proxy Statement/Prospectus.

      [ ]FOR approval and adoption    [ ]AGAINST approval and adoption     [ ]ABSTAIN from vote
        of the Merger Agreement         of the Merger Agreement              on the Merger Agreement

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

          [ ]FOR such authorization                [ ]AGAINST such authorization

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.


Dated: -----------------------------------------      ------------------------------------------------
                                                      Signature
                                                      ------------------------------------------------
                                                      Signature, if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation, the proxy should be signed by a duly authorized officer, including title as such. If a partnership, please sign in partnership name by an authorized person.

  PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.